Exhibit 10.77

AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment (“Amendment”) is made effective as of November 16, 2020 by and between Dine Brands Global, Inc., a Delaware corporation (the “Corporation”), and Stephen P. Joyce (the “Executive”) as an amendment to the Employment Agreement between the parties effective August 9, 2017 (“Employment Agreement”).
WHEREAS, the term of the Employment Agreement expires on February 1, 2021;
WHEREAS, the parties mutually desire to amend the Employment Agreement;
NOW, THEREFORE, in consideration of the promises and the mutual terms and conditions hereof, the Corporation and the Executive hereby agree as follows:
1.Revised Duties. Effective January 4, 2021 (“Transition Date”), Executive voluntarily resigns his position as Chief Executive Officer and as a member of the Board of Directors of the Corporation as well as any and all other positions with the Corporation and its subsidiaries. From the Transition Date through February 16, 2021, Executive shall remain employed by the Corporation as a non-executive special advisor to the Corporation and be available to the new Chief Executive Officer to assist with the transition of his duties and responsibilities. As of February 17, 2021, the Term shall end and Executive shall thereupon resign and cease to be employed by the Corporation and its subsidiaries.
2.Compensation. During the period through February 1, 2021, Executive shall continue to be paid the base salary, additional compensation, and benefits in accordance with Section 5 and Sections 6(a) and 6(b) of the Employment Agreement. From February 1, 2021 through February 16, 2021, Executive shall continue to receive benefits in accordance with Section 6(a) of the Employment Agreement and the Corporation shall pay the employer and employee portions of the premiums for such benefits. All equity and long-term incentive awards shall remain subject to all applicable vesting conditions through February 16, 2021, in accordance with their terms. Executive agrees that the Corporation shall not have any obligation to make any other payment of compensation, or to provide any severance or other benefits of any kind, including without limitation, under Sections 13 or 14 of the Employment Agreement.
3.Entire Agreement. The Employment Agreement, as amended by this Amendment, sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof and all agreements, acknowledgments, designations and directions of the Executive made or given under any Corporation policy statement or benefit program. Except as expressly amended herein, all other terms and conditions of the Employment Agreement shall remain unmodified and in full force and effect. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.
4.Binding Effect. This Amendment shall extend to and be binding upon and inure to the benefit to the parties hereto, their respective heirs, representatives, successors and assigns. This Amendment may not be assigned by the Executive, but may be assigned by the Corporation to any person or entity that succeeds to the ownership or operation of the business in which the Executive is primarily employed by the Corporation.
5.Waiver. No purported waiver of a breach or default will be valid unless specifically stated in writing by the waiving party. No such waiver waives any subsequent breach or default of the same or any other term in this Amendment.
6.Counterparts. This Amendment may be executed in any number of counterparts and by any electronic means, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.
IN WITNESS WHEREOF, the Corporation and the Executive have executed this Amendment as of the date and year first above written.

EXECUTIVE:	Dine Brands Global, Inc.:
By:_/s/ Stephen P. Joyce___________	By: _/s/ Gregory R. Bever_____________

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